EXHIBIT 14.1

Jesse J. Aarsen

Moose Mountain Technical Services

#210 1510 – 2nd Street North

Cranbrook, British Columbia, Canada V1C 3L2

CONSENT OF QUALIFIED PERSON

I, Jesse Aarsen, in connection with the Amendment No. 1 to the Annual Report on Form 20-F/A of Almaden Minerals Ltd. for the year ended December 31, 2022 (the “20-F/A”):

(a)	Consent to the public filing of the Amended Technical Report Summary entitled “Ixtaca Gold-Silver Project, Puebla State, Mexico” dated September 27, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission as an exhibit to the 20-F/A;

(b)	Consent to the use of my name and my status as the “Qualified Person”, or any information, reference, quotation or summarization from the Amended Technical Report Summary for which I am responsible in the 20-F/A; and

(c)	Confirm that I have read the portions of the 20-F/A relating to the Amended Technical Report Summary, and that such portions of the 20-F/A fairly and accurately reflect such information.

Dated at Vancouver, BC, this 27th day of September, 2023

“Jesse J. Aarsen”

Jesse J. Aarsen, P.Eng

Moose Mountain Technical Services